UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019

SSB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55898	82-2776224
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8700 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 837-6955

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of SSB Bancorp, Inc. (the “Company”) was held on May 22, 2019. The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
Gretchen Givens Generett	1,733,119	30,400	258,552
Mark C. Joseph	1,733,219	30,300	258,552

2.	The SSB Bancorp, Inc. 2019 Equity Incentive Plan was approved by the following vote:

Vote Results (Including Votes Cast by SSB Bancorp, MHC):

For	Against	Abstentions	Broker Non-Votes
1,635,541	98,050	29,928	258,552

Vote Results (Excluding Votes Cast by SSB Bancorp, MHC):

For	Against	Abstentions	Broker Non-Votes
399,003	98,050	29,928	258,552

3.	The appointment of Zeno, Pockl, Lilly and Copeland, A.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,996,101	25,000	970	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SSB BANCORP, INC.

Dated: May 24, 2019	By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer